UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 12, 2014

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Item 2.02                      Results of Operations and Financial Condition

Today, November 13, 2014, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2014.  See Item 7.01, Regulation FD Disclosure, below.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal Year 2015 Cash Incentive Compensation Criteria for Executive Officers

On November 12, 2014, the Human Resources and Compensation Committee (the “Committee”) of the Registrant’s Board of Directors approved the performance criteria for determining the fiscal 2015 cash incentive compensation for its executive officers, in relation to the previously-approved target cash incentive compensation opportunities of $550,000 for V.L. Richey, Jr. (40% of fiscal 2015 target total cash compensation), $333,000 for G.E. Muenster (38% of fiscal 2015 target total cash compensation) and $160,000 for A.S. Barclay (33% of fiscal 2015 target total cash compensation).

The Company has two cash incentive compensation plans: (i) the Incentive Compensation Plan (the “ICP”) and (ii) the Performance Compensation Plan for Executive Officers (the “PCP”). For fiscal 2015 the Committee determined to allocate 50% of the executive officers’ cash incentive compensation opportunity to the ICP, and 50% to the PCP.

Under the ICP, the Committee established Company earnings per share (“EPS”) as the single criterion for measuring performance.  The actual cash incentive compensation payable under the ICP for fiscal 2015 will range from 0.0 to 2.0 times the ICP share of the target opportunity depending on actual 2015 EPS, based on a matrix specifying particular EPS thresholds.

Under the PCP, the Committee established three Company performance measures:  Cash, weighted at 25% of the total target opportunity; Entered Orders, weighted at 15% of the total target opportunity; and Return on Invested Capital, weighted at 10% of the total target opportunity. The actual cash incentive compensation payable under the PCP for fiscal 2015 will range from 0.2 to 2.0 times the PCP share of the target opportunity depending on actual 2015 performance, based on a separate matrix for each of the three measures.

Item 7.01                      Regulation FD Disclosure

Today, November 13, 2014, the Registrant is issuing a press release (Exhibit 99.1) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2014.  The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time.  This press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com.  It can be viewed through the “Investor Relations” page of the web site under the tab “Press Releases,” although the Registrant reserves the right to discontinue that availability at any time.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated November 13, 2014

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and its Exhibits only as inactive textual references, and the Registrant does not intend them to be active links to its web site.  Information contained on the Registrant’s web site does not constitute part of this Form 8-K or its Exhibits.

Forward Looking Statements

Statements contained in this Form 8-K and its Exhibits regarding future events are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws.  These include, but are not necessarily limited to, statements about:  the stability and predictability of future operating results; the outlook for 2015 and beyond, including goals and expectations for 2015-2017 and related sales, revenues, EPS, EBIT margins, sales growth, EPS growth and EBIT growth; new product development; organic growth and acquisitions; the duration, continuation and timing of certain VACCO and TEQ programs, and the timing and amount of related products and revenues; quarterly weightings of earnings and EPS; the Company’s ability to increase shareholder value; acquisitions; share repurchases; future tax rates; and any other statements which are not strictly historical.  Words such as expects, anticipates, targets, goals, projects, intends, plans, believes, estimates, variations of such words, and similar expressions are intended to identify such forward-looking statements.

Investors are cautioned that such statements are only predictions and speak only as of the date of this Report, and the Registrant undertakes no duty to update them except as may be required by applicable laws or regulations.  The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements.  Factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, without limitation:  those described in Item 1A, Risk Factors, of the Registrant’s annual report on Form 10-K for the year ended September 30, 2013; and the other factors set forth under “Forward-Looking Statements” in Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 13, 2014.

ESCO TECHNOLOGIES INC.

By:   /s/G.E. Muenster
G.E. Muenster
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated November 13, 2014